Exhibit 99.1

Time Inc.'s Digital Advertising Revenue Increased 63% in the Third Quarter

Time Inc.'s Year-Over-Year Audience Growth Continues to Be Significant with Video UVs up 38% and Social Media Footprint up 45%*

Time Inc.'s Native Advertising is On Pace to Nearly Double in 2016

Time Inc.’s Third Quarter Digital Video Starts Exceeded 1 Billion, Growing Nearly 200% Year-Over-Year

NEW YORK, November 3, 2016 - Time Inc. (NYSE:TIME) reported financial results for its third quarter ended September 30, 2016.
Time Inc. President and CEO Rich Battista said, "As we continue our aggressive transformation to a digital-first company, I am pleased with the strong growth of our digital advertising revenues and digital audiences in the third quarter. The integration of Viant, our proprietary targeting and data platform, into the overall Time Inc. go-to-market approach is bringing new, unique capabilities to our advertising partners, and beginning to yield incremental revenue across the portfolio. Our native advertising business, through The Foundry, is experiencing rapid growth. We now have a more compelling, exciting and differentiated set of solutions for marketers, which combine our premium content and large-scale audiences with our unique data and people-based targeting capabilities. The recent realignment of our ad sales and editorial operations will allow us to move with more speed, agility and focus, while better leveraging our major audience scale. I see opportunity to unlock significant value through our portfolio of assets despite the disruption going on in media and advertising.”

Results Summary
In millions (except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP Measures
Revenues	$750	$773	$2,209	$2,226
Asset impairments	188	—	189	—
Goodwill impairment	—	952	—	952
Operating income (loss)	(167)	(899)	(120)	(833)
Net income (loss)	(112)	(913)	(104)	(898)
Diluted EPS	(1.13)	(8.30)	(1.05)	(8.17)
Cash provided by (used in) operations	79	84	106	127

Non-GAAP Measures
Adjusted OIBDA	$100	$113	$232	$281
Adjusted Net income (loss)	33	40	44	63
Adjusted Diluted EPS	0.31	0.32	0.42	0.53
Free Cash Flow	62	15	28	(5)
The Company’s Adjusted OIBDA, Adjusted Net income (loss), Adjusted Diluted EPS and Free Cash Flow are non-GAAP financial measures. See “Use of Non-GAAP Financial Measures” below and the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures in Schedules I through IV attached hereto.
* Excluding the impact of the closure of All You and the disposition of This Old House

THIRD QUARTER RESULTS

Revenues decreased $23 million or 3% in the third quarter of 2016 from the year-earlier quarter to $750 million, primarily reflecting declines in Print and other advertising revenues and Circulation revenues, partially offset by growth in Digital advertising revenues primarily driven by acquisitions. The stronger U.S. dollar relative to the British pound had a $14 million adverse impact on Revenues for the quarter ended September 30, 2016 as compared to the year-earlier quarter.

Advertising Revenues increased $19 million or 5% in the third quarter of 2016 from the year-earlier quarter to $417 million reflecting an increase in Digital advertising revenues, primarily resulting from the benefit of the Viant acquisition and to a lesser extent growth in Digital advertising revenues relating to programmatic sales. Partially offsetting these increases was a decrease in Print and other advertising revenues. The stronger U.S. dollar relative to the British pound had a $5 million adverse impact on Advertising revenues for the quarter ended September 30, 2016 as compared to the year-earlier quarter.

Circulation Revenues decreased $38 million or 15% in the third quarter of 2016 from the year-earlier quarter to $223 million, primarily due to the continued shift in consumer preferences from print to digital media. We saw lower domestic Subscription revenues and lower domestic and international Newsstand revenues. The stronger U.S. dollar relative to the British pound had an $8 million adverse impact on Circulation revenues for the quarter ended September 30, 2016 as compared to the year-earlier quarter.

Other Revenues, which include marketing and support services provided to third parties, branded book publishing, events and licensing, decreased $4 million or 4% in the third quarter of 2016 from the year-earlier quarter to $110 million, principally driven by a decline in revenues from branded book publishing.

Revenues Summary
In millions	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change

Print and other advertising	$288	$319	(10)%	$857	$942	(9)%
Digital advertising	129	79	63%	346	229	51%
Advertising revenues	417	398	5%	1,203	1,171	3%

Subscription	148	168	(12)%	463	499	(7)%
Newsstand	68	86	(21)%	210	245	(14)%
Other circulation	7	7	—%	24	21	14%
Circulation revenues	223	261	(15)%	697	765	(9)%

Other revenues	110	114	(4)%	309	290	7%

Revenues	$750	$773	(3)%	$2,209	$2,226	(1)%

Operating Expenses, which consist of Costs of revenues and Selling, general and administrative expenses ("SG&A"), decreased $17 million or 3% to $652 million, reflecting benefits realized from previously announced cost savings initiatives and real estate savings realized and noncash losses recognized in connection with the settlement of a domestic excess pension plan in the year-earlier quarter. These decreases were partially offset by increased costs of operations of acquired businesses and growth initiatives. The stronger U.S. dollar relative to the British pound had a $12 million favorable impact on Operating expenses for the quarter ended September 30, 2016 as compared to the quarter ended September 30, 2015. Additionally, included in SG&A for the quarter ended September 30, 2016 and 2015 were $2 million and $3 million, respectively, of costs related to mergers, acquisitions, investments and dispositions ("transaction costs") which have been excluded from our Adjusted OIBDA calculation.

Restructuring and Severance Costs increased $35 million to $43 million for the quarter ended September 30, 2016 in comparison to the quarter ended September 30, 2015 primarily related to the realignment program announced in July to unify and centralize the editorial, advertising sales and brand development organizations.

Operating Income (Loss) was a loss of $167 million and $899 million for the quarters ended September 30, 2016 and 2015, respectively. Operating income (loss) in the third quarter of 2016 included Asset impairments of $188 million, primarily related to a definite-lived tradename intangible, and in the third quarter of 2015 included a Goodwill impairment charge of $952 million.

Adjusted OIBDA of $100 million for the quarter ended September 30, 2016 represented a decrease of $13 million from the year-earlier quarter of 2015.

Cash Provided By (Used In) Operations was $79 million for the quarter ended September 30, 2016 versus $84 million for the year-earlier period.

Free Cash Flow was $62 million for the quarter ended September 30, 2016 versus $15 million for the year-earlier quarter, primarily reflecting lower capital expenditures.
During the three months ended September 30, 2016, we repurchased $5 million of aggregate principal amount of our 5.75% Senior Notes at a discount and recognized a nominal pretax gain on the extinguishment of such notes. We also repurchased 1.11 million shares of our common stock at a weighted average price of $15.06 per share during the three months ended September 30, 2016. Such repurchases were made in accordance with our Board of Directors' authorizations in November 2015.
OUTLOOK

Our Outlook for 2016 is as follows:

$ in millions
	2015 Actual	Previous Full Year 2016 Outlook Range (1)			Current Full Year 2016 Outlook Range (1)
Revenues	(5%)	—%	to	1.5%	(1%)	to	—%

Operating income (loss)	$(823)	$215		$240	$15		$25

Adjusted OIBDA	$440	$400	to	$430	$400	to	$415
Investment spending, net	$(30)	$(20)			($20)

Capital expenditures	$166	$95	to	$105	$95	to	$105
Real estate related(2)	$115	$50			$50
Core & growth	$51	$45	to	$55	$45	to	$55

(1)    The Previous Full Year 2016 Outlook assumed USD to GBP exchange rate of 1.3 for the remainder of the year. The Current Full Year 2016 Outlook assumes USD to GBP exchange rate of 1.2 for the remainder of the year.

(2) 2015 Actual capital expenditures were offset by $46 million of tenant improvements allowances.

The Company’s Adjusted OIBDA is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” below and the reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure in Schedule V attached hereto.

CONFERENCE CALL WEBCAST

The Company’s conference call can be heard live at 8:30 am E.D.T. on Thursday, November 3, 2016.
To access a live audio webcast of the conference call, visit the Events and Presentations section of invest.timeinc.com.
The earnings press release and management presentation will be available on our website at invest.timeinc.com.

CONTACTS:
Investor Relations
Jaison Blair (212) 522-5952
Tanya Levy-Odom (212) 522-9225

USE OF NON-GAAP FINANCIAL MEASURES

Time Inc. utilizes OIBDA, Adjusted OIBDA, Adjusted Net income (loss), Adjusted Diluted EPS and Free Cash Flow, among other measures, to evaluate the performance of its business and its liquidity. We believe that the presentation of these measures helps investors to analyze underlying trends in our business and to evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market. We believe that these measures provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business and help investors evaluate our liquidity and our ability to service our debt.

Some limitations of OIBDA, Adjusted OIBDA, Adjusted Net income (loss), Adjusted Diluted EPS and Free Cash Flow are that they do not reflect certain charges that affect the operating results of the Company’s business and they involve judgment as to whether items affect fundamental operating performance.

A general limitation of these measures is that they are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP") and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. OIBDA, Adjusted OIBDA, Adjusted Net income (loss), Adjusted Diluted EPS and Free Cash Flow should be considered in addition to, not as a substitute for, the Company’s Operating income (loss), Net income (loss), Diluted net income (loss) per common share and various cash flow measures (e.g., Cash provided by (used in) operations), as well as other measures of financial performance and liquidity reported in accordance with GAAP.

ABOUT TIME INC.

Time Inc. (NYSE:TIME) is a leading content company that engages over 150 million consumers every month through our portfolio of premium brands across platforms. By combining our distinctive content with our proprietary data and people-based targeting, we offer highly differentiated end-to-end solutions to marketers across the multi-media landscape. Our influential brands include People, Time, Fortune, Sports Illustrated, InStyle, Real Simple and Southern Living, as well as more than 50 diverse titles in the United Kingdom. Time Inc. has been extending the power of our brands through various acquisitions and investments, including Viant, an advertising technology firm with a specialized people-based marketing platform, The Foundry, Time Inc.’s creative lab and content studio, and the People Entertainment Weekly Network (PEN). The company is also home to celebrated franchises and events, such as the Time 100, Fortune Most Powerful Women, People’s Sexiest Man Alive, Sports Illustrated’s Sportsperson of the Year, the Essence Festival and the Food & Wine Classic in Aspen.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of Time Inc.’s businesses. More detailed information about these factors may be found in filings by Time Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015. Time Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

TIME INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	September 30, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$244	$651
Short-term investments	60	60
Receivables, less allowances of $183 and $248 at September 30, 2016 and December 31, 2015, respectively	456	484
Inventories, net of reserves	38	35
Prepaid expenses and other current assets	140	187
Total current assets	938	1,417

Property, plant and equipment, net	296	267
Intangible assets, net	869	1,046
Goodwill	2,075	2,038
Other assets	150	116
Total assets	$4,328	$4,884

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$580	$683
Deferred revenue	404	436
Current portion of long-term debt	7	7
Total current liabilities	991	1,126

Long-term debt	1,234	1,286
Deferred tax liabilities	175	242
Deferred revenue	92	89
Other noncurrent liabilities	315	332

Stockholders' equity
Common stock, $0.01 par value, 400 million shares authorized; 99.38 million and 106.03 million shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	1	1
Preferred stock, $0.01 par value, 40 million shares authorized; none issued	—	—
Additional paid-in-capital	12,558	12,604
Accumulated deficit	(10,783)	(10,570)
Accumulated other comprehensive loss, net	(255)	(226)
Total stockholders' equity	1,521	1,809
Total liabilities and stockholders' equity	$4,328	$4,884

TIME INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Advertising
Print and other advertising	$288	$319	$857	$942
Digital advertising	129	79	346	229
Total advertising revenues	417	398	1,203	1,171
Circulation
Subscription	148	168	463	499
Newsstand	68	86	210	245
Other circulation	7	7	24	21
Total circulation revenues	223	261	697	765
Other	110	114	309	290
Total revenues	750	773	2,209	2,226
Costs of revenues
Production costs	154	168	478	504
Editorial costs	101	100	289	282
Other	71	42	185	90
Total costs of revenues	326	310	952	876
Selling, general and administrative expenses	326	359	1,048	1,080
Amortization of intangible assets	22	21	63	60
Depreciation	14	22	41	69
Restructuring and severance costs	43	8	54	22
Asset impairments	188	—	189	—
Goodwill impairment	—	952	—	952
(Gain) loss on operating assets, net	(2)	—	(18)	—
Operating income (loss)	(167)	(899)	(120)	(833)
Bargain purchase (gain)	—	—	(3)	—
Interest expense, net	16	19	51	58
Other (income) expense, net	2	(2)	9	3
Income (loss) before income taxes	(185)	(916)	(177)	(894)
Income tax provision (benefit)	(73)	(3)	(73)	4
Net income (loss)	$(112)	$(913)	$(104)	$(898)

Per share information attributable to Time Inc. common stockholders:
Basic net income (loss) per common share	$(1.13)	$(8.30)	$(1.05)	$(8.17)
Weighted average basic common shares outstanding	99.64	110.00	99.43	109.80
Diluted net income (loss) per common share	$(1.13)	$(8.30)	$(1.05)	$(8.17)
Weighted average diluted common shares outstanding	99.64	110.00	99.43	109.80
Cash dividends declared per share of common stock	$0.19	$0.19	$0.57	$0.57

TIME INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Nine Months Ended September 30,
	2016	2015
Cash provided by (used in) operations	$106	$127
Cash provided by (used in) investing activities	(276)	(302)
Cash provided by (used in) financing activities	(229)	(79)
Effect of exchange rate changes on Cash and cash equivalents	(8)	—
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(407)	(254)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	651	519
CASH AND CASH EQUIVALENTS, END OF PERIOD	$244	$265

Schedule I

TIME INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA
(Unaudited; in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating income (loss)	$(167)	$(899)	$(120)	$(833)
Depreciation	14	22	41	69
Amortization of intangible assets	22	21	63	60
OIBDA(1)	(131)	(856)	(16)	(704)
Asset impairments(2)	188	—	189	—
Goodwill impairment	—	952	—	952
Restructuring and severance costs	43	8	54	22
(Gain) loss on operating assets, net(3)	(2)	—	(18)	—
Pension settlements/curtailments	—	6	—	6
Other costs(4)	2	3	23	5
Adjusted OIBDA(5)	$100	$113	$232	$281
______________

(1)	OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets.

(2)	Asset impairments primarily related to a definite-lived tradename intangible.

(3)
(Gain) loss on operating assets, net primarily reflects the recognition of a gain on sale of certain of our titles and the deferred gain from the sale-leaseback of the Blue Fin Building in the fourth quarter of 2015.

(4)
Other costs related to mergers, acquisitions, investments and dispositions during the periods presented are included within Selling, general and administrative expenses within the Statements of Operations.

(5)
Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; (Gain) loss on operating assets, net; Pension settlements/curtailments; and Other costs related to mergers, acquisitions, investments and dispositions.

Schedule II

TIME INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(Unaudited; in millions)

	Three Months Ended September 30, 2016			Three Months Ended September 30, 2015
	Gross Impact	Tax Impact	Net Impact	Gross Impact	Tax Impact	Net Impact
Net income (loss)	$(185)	$73	$(112)	$(916)	$3	$(913)
Asset impairments(1)	188	(72)	116	—	—	—
Goodwill impairment	—	—	—	952	(11)	941
Restructuring and severance costs	43	(14)	29	8	(2)	6
(Gain) loss on operating assets, net(2)	(2)	—	(2)	—	—	—
Pension settlements/curtailments	—	—	—	6	(2)	4
Other costs	2	—	2	3	(1)	2
Adjusted Net income (loss)(5)	$46	$(13)	$33	$53	$(13)	$40

	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015
	Gross Impact	Tax Impact	Net Impact	Gross Impact	Tax Impact	Net Impact
Net income (loss)	$(177)	$73	$(104)	$(894)	$(4)	$(898)
Asset impairments(1)	189	(72)	117	—	—	—
Goodwill impairment	—	—	—	952	(11)	941
Restructuring and severance costs	54	(18)	36	22	(8)	14
(Gain) loss on operating assets, net(2)	(18)	4	(14)	—	—	—
Pension settlements/curtailments	—	—	—	6	(2)	4
Bargain purchase (gain)(3)	(3)	—	(3)	—	—	—
(Gain) loss on extinguishment of debt(4)	(4)	2	(2)	—	—	—
Other costs	23	(9)	14	5	(1)	4
(Gain) loss on non-operating assets, net	—	—	—	(2)	—	(2)
Adjusted Net income (loss)(5)	$64	$(20)	$44	$89	$(26)	$63
______________

(1)	Asset impairments primarily related to a definite-lived tradename intangible.

(2)
(Gain) loss on operating assets, net primarily relates to the recognition of a gain on sale of certain of our titles and the deferred gain from the sale-leaseback of the Blue Fin Building in the fourth quarter of 2015.

(3)	Bargain purchase (gain) relates to the acquisition of certain assets of Viant in the first quarter of 2016.

(4)	(Gain) loss on extinguishment of debt in connection with repurchases of our Senior Notes are included within Other (income) expense, net on the Statements of Operations.

(5)
Adjusted Net income (loss) is defined as Net income (loss) adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; Gain (loss) on operating and/or non-operating assets; Pension settlements/curtailments; Bargain purchase (gain); (Gain) loss on extinguishment of debt; and Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items.

Schedule III

TIME INC.
RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited; all per share amounts are net of tax)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Basic net income (loss) per common share	$(1.13)	$(8.30)	$(1.05)	$(8.17)
Asset impairments(1)	1.16	—	1.17	—
Goodwill impairment	—	8.51	—	8.51
Restructuring and severance costs	0.28	0.05	0.35	0.13
(Gain) loss on operating assets, net(2)	(0.02)	—	(0.14)	—
Pension settlements/curtailments	—	0.04	—	0.04
Bargain purchase (gain)(3)	—	—	(0.03)	—
(Gain) loss on extinguishment of debt(4)	—	—	(0.03)	—
Other costs	0.02	0.02	0.15	0.04
(Gain) loss on non-operating assets, net	—	—	—	(0.02)
Adjusted Diluted EPS(5)(6)	$0.31	$0.32	$0.42	$0.53
______________

(1)	Asset impairments primarily related to a definite-lived tradename intangible.

(2)
(Gain) loss on operating assets, net primarily relates to the recognition of a gain on sale of certain of our titles and the deferred gain from the sale-leaseback of the Blue Fin Building in the fourth quarter of 2015.

(3)	Bargain purchase (gain) relates to the acquisition of certain assets of Viant in the first quarter of 2016.

(4)	(Gain) loss on extinguishment of debt in connection with repurchases of our Senior Notes are included within Other (income) expense, net on the Statements of Operations.

(5)
Adjusted Diluted EPS is defined as Diluted EPS adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; Gain (loss) on operating and/or non-operating assets; Pension settlements/curtailments; Bargain purchase (gain); (Gain) loss on extinguishment of debt; and Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items.

(6)
For periods in which we were in a net loss position, we have used the expected diluted shares in the calculation of Adjusted Diluted EPS as if we were in a net income position, without giving effect to the impact of participating securities.

Schedule IV

TIME INC.
RECONCILIATION OF CASH PROVIDED BY (USED IN) OPERATIONS TO FREE CASH FLOW
(Unaudited; in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash provided by (used in) operations	$79	$84	$106	$127
Less: Capital expenditures	(17)	(69)	(78)	(132)
Free Cash Flow(1)	$62	$15	$28	$(5)
______________

(1)
Free Cash Flow is defined as Cash provided by (used in) operations, less Capital expenditures. Capital expenditures in the three and nine months ended September 30, 2016 reflect lower capital spending due to the completion of the relocation of our corporate headquarters and other properties in 2015.

Schedule V

TIME INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA - 2016 OUTLOOK
(Unaudited; in millions)

		Previous 2016 Outlook		Current 2016 Outlook
	2015 Actual	Low	High	Low	High
Operating income (loss)	$(823)	$215	$240	$15	$25
Depreciation	92	60	60	55	55
Amortization of intangible assets	80	80	80	80	80
OIBDA(1)	$(651)	$355	$380	$150	$160
Asset impairments, Goodwill impairment, Restructuring and severance costs, (Gains) losses on operating assets, net; Pension settlements/curtailments; and Other costs related to mergers, acquisitions, investments and dispositions	1,091	45	50	250	255
Adjusted OIBDA(2)	$440	$400	$430	$400	$415
______________

(1)	OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets.

(2)
Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; (Gain) loss on operating assets, net; Pension settlements/curtailments; and Other costs related to mergers, acquisitions, investments and dispositions.